UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 1, 2016

CONE Midstream Partners LP

(Exact name of registrant as specified in its charter)

Delaware	001-36635	47-1054194
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

CNX Center

1000 CONSOL Energy Drive

Canonsburg, Pennsylvania 15317

(Address of principal executive offices)

(Zip code)

Registrant’s telephone number, including area code:

(724) 485-4000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Amended and Restated Operational Services Agreement

On December 1, 2016, in connection with the closing of the previously announced exchange agreement (the “Exchange Agreement”) by and between CNX Gas Company LLC, a Virginia limited liability company (“CNX”) and a wholly owned subsidiary of CONSOL Energy Inc., a Delaware corporation (“CONSOL”), and Noble Energy, Inc., a Delaware corporation (“Noble”), under which CNX and Noble agreed to separate their Marcellus Shale joint venture by creating two separate operating areas, CONE Midstream Partners LP, a Delaware limited partnership (the “Partnership”), and CNX entered into the First Amended and Restated Operational Services Agreement by and between the Partnership and CNX (the “A&R Operational Services Agreement”) in the form previously agreed upon by the parties and in connection with the Contribution Agreement, dated November 15, 2016 (the “Contribution Agreement”), by and among CONE Gathering LLC, a Delaware limited liability company (“CONE Gathering”), CONE Midstream GP LLC, a Delaware limited liability company and the general partner of the Partnership (the “General Partner”), the Partnership, CONE Midstream Operating Company LLC, a Delaware limited liability company and a wholly owned subsidiary of the Partnership (the “Operating Company”), and the other parties thereto. The A&R Operational Services Agreement amended and restated the Operational Services Agreement, dated September 30, 2014, by and between the Partnership and CNX (the “Original Operational Services Agreement”).

Consistent with the Original Operational Services Agreement, the A&R Operational Services Agreement requires CNX to provide certain operational services to the Partnership and its subsidiaries in support of the Partnership’s and its subsidiaries’ business, including (i) routine and emergency maintenance and repair services with respect to the Partnership’s midstream assets, (ii) subject to certain limitations, the management of acquisitions by, and the operations of, the Partnership and its subsidiaries and (iii) such other services that the Partnership and CNX may mutually agree upon from time to time. CNX will prepare and submit for the Partnership’s approval an annual operating and capital expenditure budget for each of CONE Midstream DevCo I LP, a Delaware limited partnership (“DevCo I LP”), CONE Midstream DevCo II LP, a Delaware limited partnership (“DevCo II LP”), and CONE Midstream DevCo III LP, a Delaware limited partnership (“DevCo III LP” and, together with DevCo I LP and DevCo II LP, the “DevCos”). CNX will submit actual expenditures for reimbursement on a monthly basis, and the Partnership will reimburse CNX for any direct third-party costs actually incurred by CNX in providing these services.

The A&R Operational Services Agreement will remain in full force and effect unless terminated by either party. CNX may terminate the A&R Operational Services Agreement at any time upon 180 days prior notice or immediately if the Partnership becomes insolvent, declares bankruptcy or takes any action in furtherance of, or indicated the Partnership’s consent to, approval of, or acquiescence in, a similar proceeding. The Partnership may terminate the A&R Operational Services Agreement at any time following September 30, 2034 upon 180 days prior notice or immediately (i) if CNX becomes insolvent, declares bankruptcy or takes any action in furtherance of, or indicated CNX’s consent to, approval of, or acquiescence in, a similar proceeding, (ii) upon a finding of CNX’s willful misconduct or gross negligence that has had a material adverse effect on the Partnership’s business and/or (iii) in the event of certain defaults by CNX in the performance of its covenants or obligations under the A&R Operational Services Agreement.

Under the A&R Operational Services Agreement, CNX agreed to indemnify the Partnership from any claims, losses or liabilities incurred by the Partnership, including third-party claims, arising from CNX’s performance of the agreement to the extent caused by CNX’s gross negligence or willful misconduct up to a specified amount. The Partnership agreed to indemnify CNX from any claims, losses or liabilities incurred by CNX, including any third-party claims, arising from CNX’s performance of the agreement, except to the extent such claims, losses or liabilities are caused by CNX’s gross negligence or willful misconduct.

The foregoing description of the A&R Operational Services Agreement is not complete and is qualified in its entirety by reference to the full text of the A&R Operational Services Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Amended and Restated Gathering Agreements

On December 1, 2016, in connection with the closing of the Exchange Agreement, the Operating Company entered into the First Amended and Restated Gathering Agreement by and among the Operating Company, Noble and the other parties thereto (the “Noble Gathering Agreement”), and, separately, entered into the First Amended and Restated Gathering Agreement by and among the Operating Company, CNX and the other parties thereto (together with the Noble Gathering Agreement, the “A&R Gathering Agreements”), each in the form previously agreed upon by the parties and in connection with the Contribution Agreement. The A&R Gathering Agreements amended and restated the existing gathering agreements between the respective parties.

Pursuant to the 20-year, fixed-fee A&R Gathering Agreements, Noble and CNX have agreed to dedicate all of their existing acres in the dedication area from the Marcellus Shale formation to the DevCos for natural gas midstream services and to dedicate their existing acreage in the Moundsville area (Marshall County, West Virginia) and the Majorsville area (Marshall County, West Virginia and Greene and Washington Counties, Pennsylvania) from the Marcellus Shale formation to the DevCos for condensate gathering and handling services. The Operating Company has the right of first offer to provide midstream services to Noble and CNX on certain acreage adjacent to the dedication area (the “ROFO Area”). The Operating Company also has an option to provide natural gas midstream services to Noble and CNX on their existing acres in the ROFO Area and on any future acreage in the ROFO Area covering the Marcellus Shale formation that is acquired by Noble or CNX and that is not subject to a pre-existing third-party commitment.

Under the A&R Gathering Agreements, the DevCos receive a fee based on the type and scope of the midstream services the DevCos provide. For the services the DevCos provide with respect to natural gas from the Marcellus Shale formation that does not require downstream processing, or dry gas, the DevCos receive a fee of $0.41 per MMBtu. For the services the DevCos provide with respect to the natural gas that requires downstream processing, or wet gas, and with respect to condensate, the DevCos receive a fee based on the scope of services the DevCos provide. The DevCos’ fee for wet gas is $0.282 per MMBtu in the Moundsville area (Marshall County, West Virginia) with respect to Noble and in the Pittsburgh International Airport area with respect to CNX, and $0.564 per MMBtu for all other areas in the dedication area. The DevCos’ fee for condensate services is $5.125 per Bbl in the Majorsville area and, with respect to Noble, $2.563 per Bbl in the Moundsville area.

The DevCos have agreed to gather, compress and redeliver all of Noble and CNX’s owned and controlled dedicated natural gas produced from the Marcellus Shale on a firm commitment, first-priority basis. The DevCos have agreed to gather, stabilize and store all of Noble and CNX’s dedicated condensate produced from the Marcellus Shale on a firm commitment, first priority basis. Each quarter, Noble and CNX will provide the DevCos an update on their drilling and development operations, which will include a detailed description of the drilling plans and well locations for the following 24 months and a long-term plan that will include drilling plans and production forecasts. The DevCos will meet monthly with Noble and CNX to discuss the DevCos’ current plans to timely construct the necessary facilities to be able to provide midstream services to Noble and CNX on the DevCos’ dedicated acreage. In the event that the DevCos do not perform their obligations under the A&R Gathering Agreements, Noble and CNX will be entitled to certain rights and procedural remedies thereunder, including the temporary and/or permanent release from dedication discussed below and indemnification from the DevCos.

In addition to the owned and controlled natural gas and condensate that is produced from the dedicated acreage in the Marcellus Shale, each of Noble and CNX may elect to dedicate other properties located in the dedication area to us in which either Noble or CNX has an interest. If Noble or CNX elects to dedicate any such property then Noble or CNX will propose a fee for the associated midstream services the DevCos would provide. The DevCos have agreed that if the fee proposed by Noble or CNX for midstream services for such property will provide the DevCos a certain return on their operating expenses and any incremental capital expenses required to provide such midstream services, then the DevCos will provide such midstream services on a second priority basis, second only to the first priority basis afforded Noble and CNX’s dedicated production produced from the Marcellus Shale.

The A&R Gathering Agreements also provide that in certain situations, such as an uncured default of any of the DevCos’ material obligations during the period the DevCos are in default of a material obligation under the A&R Gathering Agreements for more than 45 days but less than 90 days, the DevCos’ dedicated acreage can be temporarily released from its dedication. If the DevCos interrupt or curtail the receipt of Noble or CNX’s gas for a period of five consecutive days or more than seven days within any consecutive two week period, then Noble or CNX can temporarily release from the dedication under the A&R Gathering Agreements the affected volumes for a period lasting until the first day of the month following 30 days after the DevCos’ notice to Noble and CNX that the interruption or curtailment has ended. Any temporary releases of acreage from the DevCos’ dedication could materially adversely affect its business, financial condition, results of operations, cash flows and ability to make cash distributions.

The A&R Gathering Agreements run with the land and are binding on a transferee of any of the DevCos’ dedicated acreage; however, each of Noble or CNX may transfer a portion of the dedicated acreage free of the dedication to the DevCos. The amount of acreage that may be transferred free of the dedication will be increased (or decreased) by the adjusted net acreage acquired (or divested) by Noble or CNX in the dedication area, such adjustment to be based on the geographic location of the acreage within the dedicated area. There are no restrictions under the A&R Gathering Agreements on Noble or CNX’s ability to transfer acreage in the ROFO Area, and any transferee of Noble or CNX’s acreage in the ROFO Area will not be subject to the Operating Company’s right of first offer.

Upon completion of its initial 20-year term on September 30, 2034, each of the A&R Gathering Agreements will continue in effect from year to year until such time as the respective agreement is terminated by either the Operating Company, the DevCos or Noble or CNX, respectively, to such agreement on or before 180 days prior written notice.

The foregoing description of the A&R Gathering Agreements is not complete and is qualified in its entirety by reference to the full text of the A&R Gathering Agreements, which are filed as Exhibits 10.2 and 10.3 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Relationships

Each of the General Partner, the Partnership, the Operating Company and each of the DevCos is a direct or indirect subsidiary, as applicable, of CONE Gathering, which is owned 50% by CONSOL and 50% by Noble. As a result, certain individuals, including directors of the General Partner, serve as officers and/or directors of CONSOL or Noble. The Partnership is also party to various commercial agreements with CONSOL, Noble and CNX. The General Partner, as the general partner of the Partnership, owns a two percent general partner interest in the Partnership and all of the Partnership’s incentive distribution rights. CNX owns 7,110,637 common units representing limited partner interests in the Partnership (“Common Units”) and 14,581,561 subordinated units representing limited partner interests in the Partnership (“Subordinated Units”), which represents an approximate 33.5% aggregate limited partner interest in the Partnership, and NBL Midstream, LLC, a Delaware limited liability company and a subsidiary of Noble, owns 7,110,638 Common Units and 14,581,560 Subordinated Units, which represents an approximate 33.5% aggregate limited partner interest in the Partnership.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	First Amended and Restated Operational Services Agreement, dated December 1, 2016, by and between CONE Midstream Partners LP and CNX Gas Company LLC.

10.2	First Amended and Restated Gathering Agreement, dated December 1, 2016, by and among CNX Gas Company LLC, CONE Midstream Operating Company LLC and the other parties thereto.

10.3	First Amended and Restated Gathering Agreement, dated December 1, 2016, by and among Noble Energy, Inc., CONE Midstream Operating Company LLC and the other parties thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONE Midstream Partners LP

By:	/s/ David M. Khani
David M. Khani
Chief Financial Officer and Director

Dated: December 7, 2016

Exhibit Index

Exhibit Number	Description

10.1	First Amended and Restated Operational Services Agreement, dated December 1, 2016, by and between CONE Midstream Partners LP and CNX Gas Company LLC.

10.2	First Amended and Restated Gathering Agreement, dated December 1, 2016, by and among CNX Gas Company LLC, CONE Midstream Operating Company LLC and the other parties thereto.

10.3	First Amended and Restated Gathering Agreement, dated December 1, 2016, by and among Noble Energy, Inc., CONE Midstream Operating Company LLC and the other parties thereto.